UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 15, 2017

Hilltop Holdings Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-31987	84-1477939
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Crescent Court, Suite 1330
Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (214) 855-2177

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 — Corporate Governance and Management

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

On June 15, 2017, Hilltop Holdings Inc., or the Company, held its 2017 Annual Meeting of Stockholders in Dallas, Texas.  At the 2017 Annual Meeting, stockholders were asked to vote on six proposals:  the election of the twenty-one director nominees named in the proxy statement; an advisory vote to approve executive compensation; an advisory vote on the frequency of stockholder advisory votes to approve executive compensation, the re-approval of the Company’s 2012 Annual Incentive Plan performance goals; the re-approval of the Company’s 2012 Equity Incentive Plan performance goals; and the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.  The voting results at the 2017 Annual Meeting were as follows:

Proposal No. 1:          The stockholders elected the following twenty-one director nominees to serve on the Company’s Board of Directors until the 2018 annual meeting of stockholders or until their successors are duly elected and qualified.

Name	For	Against	Withheld	Broker Non-Votes

Charlotte Jones Anderson	56,048,269	—	17,465,434	7,873,989
Rhodes R. Bobbitt	64,117,646	—	9,396,057	7,873,989
Tracy A. Bolt	72,926,578	—	587,125	7,873,989
W. Joris Brinkerhoff	64,138,216	—	9,375,487	7,873,989
J. Taylor Crandall	65,730,198		7,783,505	7,873,989
Charles R. Cummings	71,157,070	—	2,356,633	7,873,989
Hill A. Feinberg	70,411,119	—	3,102,584	7,873,989
Gerald J. Ford	64,451,181	—	9,062,522	7,873,989
Jeremy B. Ford	72,426,230	—	1,087,473	7,873,989
J. Markham Green	71,139,044	—	2,374,659	7,873,989
William T. Hill, Jr.	54,664,014	—	18,849,689	7,873,989
James R. Huffines	69,726,457	—	3,787,246	7,873,989
Lee Lewis	66,841,739	—	6,671,964	7,873,989
Andrew J. Littlefair	64,138,435	—	9,375,268	7,873,989
W. Robert Nichols, III	59,951,877	—	13,561,826	7,873,989
C. Clifton Robinson	69,923,094	—	3,590,609	7,873,989
Kenneth D. Russell	66,458,174	—	7,055,529	7,873,989
A. Haag Sherman	64,138,259	—	9,375,444	7,873,989
Robert C. Taylor, Jr.	62,686,489	—	10,827,214	7,873,989
Carl B. Webb	69,917,949	—	3,595,754	7,873,989
Alan B. White	72,409,700	—	1,104,003	7,873,989

Proposal No. 2:          The stockholders approved, on an advisory basis, the 2016 compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes

52,307,786	21,120,270	85,647	7,873,989

Proposal No. 3:          The stockholders preferred frequency of stockholder advisory votes to approve executive compensation was every year.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes

62,914,162	75,534	9,952,241	571,766	7,873,989

The Company’s Board of Directors recommended annual advisory voting to approve executive compensation. Taking into account the preferences of the Company’s stockholders, as indicated by the foregoing vote, the Company will hold advisory votes to approve the compensation of the Company’s named executive officers annually until the next required (non-binding) vote on the frequency of stockholder advisory “say-on-pay” votes.

Proposal No. 4:          The stockholders reapproved the Company’s 2012 Annual Incentive Plan performance goals.

For	Against	Abstain	Broker Non-Votes

71,222,025	2,193,122	98,556	7,873,989

Proposal No. 5:          The stockholders reapproved the Company’s 2012 Equity Incentive Plan performance goals.

For	Against	Abstain	Broker Non-Votes

71,463,791	1,977,002	72,910	7,873,989

Proposal No. 6:          The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

For	Against	Abstain	Broker Non-Votes

79,247,519	2,111,118	29,055	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hilltop Holdings Inc.,
a Maryland corporation

Date: June 16, 2017	By:	/s/ COREY PRESTIDGE
		Name:	Corey G. Prestidge
		Title:	Executive Vice President,
General Counsel & Secretary